Exhibit 99.1

CONTACT:	7720 N. Dobson Road
Kara Stancell (media)	Scottsdale, AZ 85256
(480) 291-5454	(602) 808-8800
Sean Andrews (investors)	www.Medicis.com
(480) 291-5854
MEDICIS REPORTS SECOND QUARTER 2011 RESULTS
COMPANY ANNOUNCES STOCK REPURCHASE PLAN UP TO $200 MILLION
SCOTTSDALE, Ariz.—August 8, 2011—Medicis (NYSE:MRX) today announced revenues of approximately $190.8 million for the three months ended June 30, 2011, compared to revenues of approximately $173.6 million for the three months ended June 30, 2010, which represents an increase of approximately $17.2 million, or approximately 9.9%.
Non-generally accepted accounting principles (non-GAAP, defined below) diluted earnings per share (EPS, defined below) for the three months ended June 30, 2011, was $0.64, compared to non-GAAP diluted EPS of $0.62 for the three months ended June 30, 2010, which represents an increase of $0.02 per diluted share, or approximately 1.8% (see “Unaudited Reconciliation of Non-GAAP Adjustments” in the financial tables of this press release). GAAP diluted EPS for the three months ended June 30, 2011, was $0.43, compared to GAAP diluted EPS of $0.56 for the three months ended June 30, 2010, which represents a decrease of $0.13 per diluted share, or approximately 23.8%.
The Company’s achievement of approximately $190.8 million in revenues and non-GAAP diluted EPS of $0.64 is consistent with the Company’s published guidance of $185-$197 million in revenues and $0.61-$0.66 in non-GAAP diluted EPS for the three months ended June 30, 2011.
“We are pleased to announce another solid quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “We continue to be encouraged by the exceptional performances of DYSPORT® and the RESTYLANE® family. Additionally, our therapeutic franchise remains strong, with SOLODYN®, VANOS® and ZIANA® all experiencing significant growth. As we enter the second half of 2011, we are focused on successfully growing the most recent additions to the SOLODYN franchise, which have been embraced by physicians, and look forward to unveiling innovative and unique marketing campaigns to drive continued growth of our primary brands.”
Non-GAAP net income for the three months ended June 30, 2011, was approximately $43.4 million, compared to non-GAAP net income of approximately $40.9 million for the three months ended June 30, 2010, which represents an increase of approximately $2.5 million, or approximately 6.1%. Non-GAAP net income for the three months ended June 30, 2011, excludes charges totaling approximately $20.9 million (pre-tax) related to items specifically excluded from the Company’s guidance, consisting of research and development (R&D) milestone payments to Medicis partners of $7.5 million, a loss from discontinued operations of approximately $8.9 million associated with the LipoSonix™ business and approximately $4.5 million related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s Stock Appreciation Rights (SARs). Non-GAAP net income for the three months ended June 30, 2010, excluded a loss from discontinued operations of approximately $6.9 million (pre-tax) associated with the LipoSonix business. GAAP net income for the three months ended June 30, 2011, was approximately $28.8 million, compared to GAAP net income of approximately $36.5 million for the three months ended June 30, 2010, which represents a decrease of approximately $7.7 million, or approximately 21.1%.
Acne Products
Medicis recorded revenues of approximately $123.1 million from sales of its acne products for the three months ended June 30, 2011, compared to revenues of approximately $124.8 million for the three months ended June 30, 2010, which represents a decrease of approximately $1.7 million, or approximately 1.3%. This decrease is due primarily to the impact from the early 2011 discontinuation of TRIAZ® and the Company’s decision to no longer promote PLEXION®. Sales of continuing acne products increased approximately $9.0 million, or approximately 8.0%, year-over-year. The Medicis Acne Products category includes primarily SOLODYN and ZIANA.
Non-Acne Products
Medicis recorded revenues of approximately $57.7 million associated with its non-acne products for the three months ended June 30, 2011, compared to revenues of approximately $41.0 million for the three months ended June 30, 2010, which represents an increase of approximately $16.7 million, or approximately 40.7%. This increase is due primarily to increased sales of DYSPORT, VANOS and LOPROX®, and the continued strength of the RESTYLANE franchise. The Medicis Non-Acne Products category includes primarily DYSPORT, PERLANE®, RESTYLANE and VANOS.
Other Non-Dermatological Products
Medicis recorded revenues of approximately $10.0 million associated with its other non-dermatological products for the three months ended June 30, 2011, compared to revenues of approximately $7.8 million for the three months ended June 30, 2010, which represents an increase of approximately $2.2 million, or approximately 27.7%. The Medicis Other Non-Dermatological Products category includes primarily AMMONUL®, BUPHENYL® and contract revenue.
Other Income Statement Items
Gross profit margin for the three months ended June 30, 2011, was approximately 90.4%.
Selling, general and administrative (SG&A) expense for the three months ended June 30, 2011, was approximately $90.4 million, or approximately 47.4% of revenues, compared to approximately $77.1 million, or approximately 44.4% of revenues, for the three months ended June 30, 2010. SG&A expense for the three months ended June 30, 2011, includes a $4.1 million charge related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs. The Company recorded no special SG&A charges for the three months ended June 30, 2010.
R&D expense for the three months ended June 30, 2011, was approximately $15.2 million, compared to approximately $7.4 million for the three months ended June 30, 2010. R&D expense for the three months ended June 30, 2011, includes purchased R&D charges of $7.5 million associated with milestone payments to Medicis partners and a $0.4 million charge related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs. The Company recorded no special R&D charges for the three months ended June 30, 2010.

Cash Flow
Cash flow from continuing operations for the six months ended June 30, 2011, was approximately $97.1 million, which excludes $14.5 million associated with milestone payments to Medicis partners. The Company anticipates approximately $200 million in cash flow from continuing operations for the full year.
Stock Repurchase Plan
The Medicis Board of Directors has approved a Stock Repurchase Plan to purchase up to $200 million in aggregate value of shares of Medicis Class A common stock. Any repurchases will be made in compliance with the Securities Exchange Commission’s (SEC) Rule 10b-18.
The number of shares to be repurchased and the timing of repurchases (if any) will depend on a variety of factors, including, but not limited to, stock price, economic and market conditions and corporate and regulatory requirements. The plan does not obligate the Company to repurchase any common stock. The plan is scheduled to terminate on the earlier of the first anniversary of the plan or the time at which the purchase limit is reached, but may be suspended or terminated at any time at the Company’s discretion without prior notice. As of August 3, 2011, there were 61,312,386 shares of Medicis Class A common stock outstanding.1
2011 Guidance
Based upon information available currently to the Company’s management, the Company’s financial guidance for the remainder of 2011 is anticipated as follows:
Calendar 2011
(in millions, except per share amounts)

	First	Second	Third	Fourth	Calendar
	Quarter	Quarter	Quarter	Quarter	Year-End
	(3/31/11)	(6/30/11)	(9/30/11)	(12/31/11)	2011
	Actual	Actual	Estimated	Estimated	Estimated

Revenue	$165	$191	$175-$195	$187-$207	$718-$758
Non-GAAP diluted EPS objectives	$0.50	$0.64	$0.48-$0.67	$0.63-$0.75	$2.25-$2.56
Additional 2011 Guidance Considerations
•	Revenue and non-GAAP diluted EPS objectives include certain assumptions associated with:
•	the Company’s decision, effective July 1, 2011, to stop shipment of SOLODYN in 45 mg, 90 mg and 135 mg strengths (Legacy Strengths) to wholesalers. The Company’s previously issued guidance included anticipated sales of these Legacy Strengths. The Company’s guidance issued today in the table above has been adjusted to reflect the decrease in sales and profitability associated with the Legacy Strengths. The average selling price for the Legacy Strengths is approximately $200 higher than that of the current strengths.

•	continued acceptance of newer strengths of SOLODYN by physicians;

•	the Company’s early 2011 discontinuation of TRIAZ and decision to no longer promote PLEXION;

•	the exclusion of all revenue and expenses associated with LipoSonix, as the Company began classifying the LipoSonix business as a discontinued operation in the first quarter of 2011;

•	competition in the dermal filler and botulinum toxin markets;

•	gross profit margins of approximately 90-92% of revenues;

•	SG&A expenses of approximately 46-48% of revenues;

•	R&D expenses of approximately 6-7% of revenues;

•	depreciation and amortization of approximately $30-$32 million for the year;

•	effective tax rate of approximately 39-40%; and

•	fully diluted weighted average shares outstanding of approximately 66-67 million shares.
The above guidance does not take into account the following:
•	proceeds from disposition of the LipoSonix business;

•	special charges associated with R&D milestones or contract payments;

•	the financial impact of fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs;

•	the financial impact of potential share repurchases, if any, made under the Stock Repurchase Plan;

•	additional recognized losses on our auction rate securities investments;

•	recognized losses resulting from impairments on our intangible assets;

•	the impact of accounting for new collaborative arrangements with Medicis partners;

•	the financial impact of changes in accounting or governmental pronouncements;

•	charges related to the accounting for our investment in Revance or Hyperion;

•	material changes to the demand for ZIANA associated with the launch of a competitive product;

•	material changes to our assumptions regarding sales of SOLODYN to wholesalers and the demand for SOLODYN associated with the anticipated November 2011 launch of generic versions of SOLODYN in 45 mg, 90 mg and 135 mg strengths;

•	material changes to our assumptions regarding prescription trends toward the newer strengths of SOLODYN;

•	the timing of additional SOLODYN patent allowances, if any;

•	uncertainty relating to the reduction of the average selling price, including reserves, for covered products as a result of the rise in costs associated with consumer rebate programs, including MediSAVE and other point-of-sale offers;

•	changes in reimbursement policies of health plans and other health insurers;

•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises; and

•	significant changes in assumptions and estimates used for calculating various sales reserves.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.
Diluted Earnings Per Share
Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information
The Company has disclosed non-GAAP financial information in this press release to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures, such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP financial measures are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as R&D charges which result from payments made to Medicis partners, transaction costs, the impairment of long-lived assets, gains resulting from the sale of subsidiaries, charges related to the accounting for our investment in Revance or Hyperion and litigation reserves. These items may have a material effect on the Company’s net income and diluted earnings per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events. Management believes that, by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

The Company’s products include the brands DYSPORT® (abobotulinumtoxinA) 300 Units for Injection, PERLANE® Injectable Gel, PERLANE-L® Injectable Gel with 0.3% Lidocaine, RESTYLANE® Injectable Gel, RESTYLANE-L® Injectable Gel with 0.3% Lidocaine, LOPROX® (ciclopirox) Gel 0.77% and Shampoo 1%, SOLODYN® (minocycline HCl, USP) Extended Release Tablets, VANOS® (fluocinonide) Cream, 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:
•	the Company’s future prospects;

•	revenues, gross profit margin, expense, tax rate, cash flows and earnings guidance;

•	information regarding business development activities and future regulatory approval of the Company’s products;

•	timing of FDA approval of the LipoSonix system[2], if at all;

•	the Company’s ability to consummate repurchases under the Stock Repurchase Plan due to changes in the Company’s stock price, economic or other market conditions or corporate or regulatory requirements;

•	the commercial success of the Company’s products;

•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN and other Medicis products;

•	the future expansion of the aesthetics market;

•	the occurrence, timing and financial terms or effect of the Company’s proposed disposition of LipoSonix and other potential business development transactions; and

•	expectations relating to the Company’s product development pipeline.
These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2010, and other documents we file with the SEC. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the

Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands.
Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.
There are a number of additional important factors that could cause actual results to differ materially from those projected, including:
•	the anticipated size of the markets and demand for the Company’s products;

•	the availability of product supply or changes in the costs of raw materials;

•	the receipt of required regulatory approvals;

•	competitive developments affecting our products;

•	product liability claims;

•	the introduction of federal and/or state regulations relating to the Company’s business;

•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Company’s products, including prescription levels;

•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

•	dependence on the Company’s strategy (including the uncertainty of license payments and/or other payments due from third parties);

•	changes in reimbursement policies of health plans and other health insurers;

•	decreases in revenues associated with the FDA’s requirement, effective March 2011, that prescription benzoyl peroxide products that are not approved through a New Drug Application, such as TRIAZ, not be sold as prescription products;

•	the timing and success of new product development by the Company or third parties;

•	the inability to secure patent protection from filed patent applications, inadequate protection of the Company’s intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights;

•	the risks of pending and future litigation or government investigations; and

•	other risks described from time to time in the Company’s filings with the SEC.

Forward-looking statements represent the judgment of the Company’s management as of the date of this release and the Company disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any of the Company’s prescription products is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	Excludes 2,046,565 of unvested restricted stock and 13,289,905 treasury shares held by the Company.

[2]	The LipoSonix system is not approved or cleared for sale in the U.S.

Medicis Pharmaceutical Corporation
Summary Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Product revenues	$189,819	$171,734	$353,715	$335,326
Contract revenues	1,008	1,862	2,025	3,812

Total revenues	190,827	173,596	355,740	339,138
Cost of revenues	18,237	16,330	32,568	31,437

Gross profit	172,590	157,266	323,172	307,701
Operating expenses:
Selling, general and administrative	90,393	77,091	175,023	149,375
Research and development	15,195	7,420	29,468	13,979
Depreciation and amortization	7,110	6,916	14,434	13,649

Total operating expenses	112,698	91,427	218,925	177,003
Operating income	59,892	65,839	104,247	130,698
Interest (income) expense, net	(97)	281	(313)	179
Other (income) expense, net	—	(2)	—	257
Income from continuing operations before income tax expense	59,989	65,560	104,560	130,262
Income tax expense	25,477	24,632	43,363	49,316
Net income from continuing operations	34,512	40,928	61,197	80,946
Loss from discontinued operations, net of income tax benefit	5,729	4,428	13,054	9,078

Net income	$28,783	$36,500	$48,143	$71,868

Basic net income per common share	$0.46	$0.61	$0.78	$1.19
Diluted net income per common share	$0.43	$0.56	$0.72	$1.10
Shares used in basic net income per common share	60,308	58,271	59,719	58,161
Shares used in diluted net income per common share	67,140	64,395	66,347	64,294
Cash flow (used in) provided by continuing operations	$(14,102)	$23,120	$82,588	$65,267

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended		Three months ended
	June 30, 2011		June 30, 2010
	Dollar Value	EPS Impact	Dollar Value	EPS Impact
GAAP net income	$28,783		$36,500
Less: income allocated to participating securities	(916)		(1,206)

GAAP net income attributable to common shareholders	27,867	$0.46	35,294	$0.61
Less: net undistributed earnings allocated to unvested shareholders	(13)		(6)
Interest expense and associated bond offering costs (tax-effected)	711 (a)		666 (a)

GAAP “if-converted” net income and diluted EPS	28,565	$0.43	35,954	$0.56
Non-GAAP adjustments:
Research and development expenses related to our collaborations	7,500	$0.11	—	—
Loss from discontinued operations	8,914	$0.13	6,944	$0.10
Impact of stock price fluctuation on SARs	4,481	$0.07	—	—
Income tax effects related to the above transactions	(6,273)	$(0.09)	(2,516)	$(0.04)
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(501)	$(0.01)	(150)	—

Non-GAAP “if-converted” net income and diluted EPS	$42,686	$0.64	$40,232	$0.62

Shares used in basic net income per common share		60,308		58,271
Shares used in diluted net income per common share		67,140		64,395

(a)	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.7 million are added back to GAAP net income for the three months ended June 30, 2011 and June 30, 2010.

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Six months ended		Six months ended
	June 30, 2011		June 30, 2010
	Dollar Value	EPS Impact	Dollar Value	EPS Impact
GAAP net income	$48,143		$71,868
Less: income allocated to participating securities	(1,469)		(2,368)

GAAP net income attributable to common shareholders	46,674	$0.78	69,500	$1.19
Less: net undistributed earnings allocated to unvested shareholders	(16)		(11)
Interest expense and associated bond offering costs (tax-effected)	1,377 (a)		1,333 (a)

GAAP “if-converted” net income and diluted EPS	48,035	$0.72	70,822	$1.10
Non-GAAP adjustments:
Research and development expenses related to our collaborations	14,500	$0.22	—	—
Loss from discontinued operations	20,342	$0.30	14,235	$0.22
Impact of stock price fluctuation on SARs	6,559	$0.10	—	—
Income tax effects related to the above transactions	(13,259)	$(0.20)	(5,157)	$(0.08)
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(937)	$(0.01)	(305)	—

Non-GAAP “if-converted” net income and diluted EPS	$75,240	$1.13	$79,595	$1.24

Shares used in basic net income per common share		59,719		58,161
Shares used in diluted net income per common share		66,347		64,294

(a)	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $1.4 million and $1.3 million are added back to GAAP net income for the six months ended June 30, 2011 and June 30, 2010, respectively.

Medicis Pharmaceutical Corporation
Balance Sheets
(in thousands)

	June 30,	December 31,
	2011	2010
Assets	(unaudited)
Cash, cash equivalents & short-term investments	$805,756	$703,554
Accounts receivable, net	166,399	130,622
Inventory, net	30,829	35,282
Deferred tax assets	24,602	70,461
Other current assets	19,264	15,268
Assets held for sale from discontinued operations	10,248	13,127

Total current assets	1,057,098	968,314
Property & equipment, net	23,683	24,435
Intangible assets, net	289,681	287,706
Deferred tax assets	95,516	36,898
Long-term investments	22,379	21,480
Other assets	2,991	2,991

Total assets	$1,491,348	$1,341,824

Liabilities and stockholders’ equity
Contingent convertible senior notes 2.5%, due 2032	$169,145	$—
Other current liabilities of continuing operations	373,538	332,616
Liabilities held for sale from discontinued operations	7,172	7,276

Total current liabilities	549,855	339,892
Contingent convertible senior notes 2.5%, due 2032	—	169,145
Contingent convertible senior notes 1.5%, due 2033	181	181
Other liabilities	38,982	5,084
Stockholders’ equity	902,330	827,522

Total liabilities and stockholders’ equity	$1,491,348	$1,341,824

Working capital	$507,243	$628,422

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